Exhibit A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: October 28, 2013	WESTERN REFINING, INC.

	By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

GIANT INDUSTRIES, INC.

	By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer and Director

WESTERN REFINING SOUTHWEST, INC.

	By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

WESTERN REFINING GP, LLC

	By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

	By:	/s/ Lowry Barfield
	Name:	Lowry Barfield
	Title:	Senior Vice President—Legal, General Counsel and Secretary

WESTERN REFINING COMPANY, L.P.

	By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer